UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 28, 2017

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Ave. PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 28, 2017, we entered into an Amendment to Credit Agreement and Amended and Restated Revolving Term Promissory Note with our lender, CoBank, ACB, of Greenwood Village, Colorado. See Item 2.03, the text of which is herein incorporated by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 28, 2017, we entered into the Amendment to Credit Agreement with our lender, CoBank, ACB of Greenwood Village, Colorado, for the purpose of amending our revolving term loan. Under the revolving term loan, which is to provide working capital and funding for capital expenditures, the amount we may borrow is increased from $8.75 million to $24 million; however, the amount available to borrow will decrease by $2 million every six months beginning on September 20, 2018. The term of the loan is extended from September 20, 2020 to September 20, 2023.
All other material items and conditions under the revolving term loan and subsequent amendments remain the same following this amendment. The amendments will be filed as exhibits in our next periodic report.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: March 29, 2017	/s/ Mark Hyde
Mark Hyde, Chief Financial Officer